Exhibit 99.1

Wireless Telecom GroupINC.

25 Eastmans Road, Parsippany, NJ 07054

Tel. (973) 386-9696    Fax (973) 402-4042

WIRELESS TELECOM GROUP ANNOUNCES

FIRST QUARTER 2019 FINANCIAL RESULTS

NEWS RELEASE

Highlights for the quarter ended March 31, 2019:

o	Net revenues of $13,032,000, reflecting growth in two of three segments
o	Gross Profit of $5,727,000, or 43.9%
o	Net loss of $344,000
o	Non-GAAP Adjusted EBITDA of $354,000
o	New Customer orders of $12,387,000
o	March 31, 2019 backlog of firm orders of $7,575,000
o	Decrease in S,G&A, increase in R&D to drive future growth
o	Company announces target revenues of $100 million by 2023, inclusive of acquisitions

May 8, 2019

Parsippany, New Jersey – Wireless Telecom Group, Inc. (NYSE American: WTT) (the “Company”) announced today results for the 2019 first quarter ended March 31, 2019.

Tim Whelan, CEO of Wireless Telecom Group, Inc., commented, “Our Q1 financial results were as we expected exiting 2018 which was a record year for the Company. Revenue was comparable to last year’s Q1 and yielded margins reflecting our revenue product mix of lower software and more hardware cards. We are pleased with continued top-line strength in Embedded Solutions and the year over year increase in Network Solutions.” Whelan added, “We are excited about our R&D investments and the product initiatives we released during the first quarter across multiple segments which included product collaboration on LTE eNodeB software, our product launch for real-time public safety monitoring, and our launch of noise sources for 5G test systems.”

Whelan continued, “We continue to invest for long-term growth and remain optimistic for continued momentum throughout the remainder of 2019. We are on track for our long-term target of $100 million in revenue, consisting of strong organic growth and strategic acquisitions, while improving profitability and cash flows.”

For the quarter ended March 31, 2019, the Company reported consolidated net revenues of $13,032,000, compared to $13,264,000 for the same period in 2018, a decrease of 1.7%. Network Solutions revenue increased 4.5% on increased large venue projects and customized solutions and Embedded Solutions revenue increased 6.4% on higher sales of digital signal processing hardware. This was offset by a decrease of 19.5% in Test and Measurement revenue on lower government shipments compared to the same quarter last year, which are expected to increase over the coming quarters.

The Company also reported consolidated gross profit of $5,727,000, or 43.9% of revenue, for the quarter ended March 31, 2019, compared to $6,268,000 or 47.3% of revenue, for the same period in 2018. The decline in gross profit margin was due to a higher mix of lower margin hardware sales at Embedded Solutions and the impact of competitive pricing in the Network Solutions industry which were partially offset due to a favorable product mix in Test and Measurement.

For the quarter ended March 31, 2019, the Company reported consolidated operating expenses of $6,125,000, compared to $5,700,000 for the same period in 2018, an increase of $425,000. The increase was driven by our investments in research and development in the area of 5G roadmap development and was offset by a 3% decline of sales, marketing, general and administrative expenses.

The net loss for the quarter ended March 31, 2019 was $344,000, compared to net income of $374,000 for the same period in 2018.

Non-GAAP Adjusted EBITDA for the quarter ended March 31, 2019 was $354,000, compared to $1,612,000 for the same period in 2018. The decrease in non-GAAP Adjusted EBITDA from the prior year is attributable to the decrease in gross profit as described above coupled with the increased investments in research and development. The Company’s explanation of Adjusted EBITDA and the reconciliation of Adjusted EBITDA to net income (loss) is set out below in this press release.

The Company’s consolidated backlog of firm orders to be shipped in the next twelve months was $7,575,000 at March 31, 2019, compared to the March 31, 2018 backlog of $10,576,000.

Outlook

Near term, the Company expects revenues for the second quarter of 2019 to slightly increase compared to the same quarter last year and gross margins to be comparable. The Company also maintains the expectation for full year 2019 revenues to grow organically in the low to mid-single digits, with full-year gross margins comparable to last year. A strict focus on driving operational leverage is expected to generate profitability and cash flow growth at rates higher than expected revenue growth. The Company’s principal considerations for full-year 2019 expectations include slower than anticipated deployment of 5G infrastructure, judicious investment in R&D and new product development while controlling operating expenses, and uncertainty around the timing of select, large and new customer opportunities in the funnel.

Beyond 2019, the Company expects to grow revenues organically between 10 and 12% over the next four years based on the long term trends of network densification and 5G deployment, private LTE network expansion and increased military spend. In addition, the Company also expects strong organic growth to be driven by multiple internal initiatives including the continuation of new product introductions, channel expansion, and operational excellence.  The Company’s 2023 targets also include annual revenues of $100 million, inclusive of strategic acquisitions, gross profit margins between 47% and 49%, and Adjusted EBITDA margins of approximately 15%.  The Company defines Adjusted EBITDA margins as Adjusted EBITDA divided by revenue (see use of Non-GAAP Financial Measures below).

Conference Call

As previously announced, Wireless Telecom Group Inc. will host a conference call today at 8:30 a.m. ET in which management will discuss first quarter results and related matters.  To participate in the conference call, dial 800-346-7359 or 973-528-0008.  The conference identification number is 762201.  The call will also be webcast over the internet at the following URL:

https://www.webcaster4.com/Webcast/Page/1690/30414

A replay will be made available on the Wireless Telecom website for a limited period of time following the conference call.

Contact: Mike Kandell

(973) 386-9696

Or

John Nesbett or Jen Belodeau

(203) 972 9200

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Management believes, however, that certain non-GAAP financial measures used in managing the Company’s business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. The foregoing measures do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

The Company defines EBITDA as its net earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” is EBITDA excluding our stock compensation expense, restructuring charges, acquisition expenses, integration expenses, the one-time non-cash inventory impairment charges, unrealized and realized foreign exchange gains and losses, and other non-recurring costs and includes cash received in 2018 related to revenue that would have been recognized in 2018 but for the adoption of ASU Topic 606. A reconciliation of net income to non-GAAP Adjusted EBITDA is included as an attachment to this press release.

The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. The Company does not provide a forward-looking reconciliation of expected Adjusted EBITDA Margin as the amount and significance of special items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful.

The Company views Adjusted EBITDA and Adjusted EBITDA margin as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. We believe Adjusted EBITDA and Adjusted EBITDA margin are important performance metrics because they facilitate the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations.

The Company believes that Adjusted EBITDA and Adjusted EBITDA margin metrics provide qualitative insight into our current performance and we use these measures to evaluate our results. Additionally, we use Adjusted EBITDA to measure the performance of our management team and management’s entitlement to incentive compensation. We believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements include, among others, statements regarding expectations for revenue and gross margins for the quarter ending June 30, 2019 and the year ending December 31, 2019, expectations for increased government shipments in the remaining quarters of 2019; expectations for improved profitability and cash flow for the year ending December 31, 2019; expectations relating to long-term growth, including long-term revenue expectations of $100 million; long-term organic revenue growth rates, gross profit margins and Adjusted EBITDA margins. Investors are cautioned that such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results, including, among others, the ability of management to successfully implement the Company’s business plan and strategy; the loss of any significant customers of the Company; the Company’s ability to acquire accretive businesses and successfully integrate acquired businesses; product demand and development of competitive technologies in the Company’s market sector; the impact of competitive products and pricing; as well as other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, as except as required by law.

About Wireless Telecom Group, Inc.

Wireless Telecom Group, Inc., comprised of Boonton Electronics, CommAgility, Microlab and Noisecom, is a global designer and manufacturer of advanced radio frequency and microwave components, modules, systems and instruments.  Serving the wireless, telecommunication, satellite, military, aerospace, semiconductor and medical industries, Wireless Telecom Group products enable innovation across a wide range of traditional and emerging wireless technologies. With a unique set of high-performance products including peak power meters, signal analyzers, signal processing modules, LTE PHY and stack software, power splitters and combiners, GPS repeaters, public safety monitors, noise sources, and programmable noise generators, Wireless Telecom Group supports the development, testing, and deployment of wireless technologies around the globe. Wireless Telecom Group is headquartered in Parsippany, New Jersey, in the New York City metropolitan area, and maintains a global network of Sales and Service offices for excellent product service and support. Wireless Telecom Group’s website address is http://www.wtcom.com.

Wireless Telecom GroupINC.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

(In thousands, except per share amounts, Unaudited)

	Three Months Ended
	March 31
	2019	2018
NET REVENUES	$13,032	$13,264

COST OF REVENUES	7,305	6,996

GROSS PROFIT	5,727	6,268

Operating Expenses
Research and Development	1,714	1,157
Sales and Marketing	1,937	1,910
General and Administrative	2,474	2,633
Total Operating Expenses	6,125	5,700

Operating Income/(Loss)	(398)	568

Other Income/(Expense)	31	(46)
Interest Expense	(115)	(92)
Income/(Loss) before taxes	(482)	430

Tax Provision/(Benefit)	(138)	56

Net Income/(Loss)	$(344)	$374

Other Comprehensive Income/(Loss):
Foreign Currency Translation Adjustments	305	579
Comprehensive Income/(Loss)	$(39)	$953

Earnings/(Loss) Per Share:
Basic	$(0.02)	$0.02
Diluted	$(0.02)	$0.02

Weighted Average Shares Outstanding:
Basic	20,973	20,644
Diluted	20,973	21,633

In periods with a net loss, the basic loss per share equals the diluted loss per share as all common stock equivalents are excluded from the per share calculation because they are anti-dilutive.

CONSOLIDATED BALANCE SHEET

(In thousands, except number of shares and par value)

	March 31	December 31
	2019	2018
	(Unaudited)
CURRENT ASSETS
Cash & Cash Equivalents	$2,457	$5,015
Accounts Receivable - net of reserves of $62 and $44, respectively	12,129	8,638
Inventories - net of reserves of $1,830 and $1,910, respectively	7,763	6,884
Prepaid Expenses and Other Current Assets	1,017	1,689

TOTAL CURRENT ASSETS	23,366	22,226

PROPERTY PLANT AND EQUIPMENT - NET	2,517	2,578

OTHER ASSETS
Goodwill	9,950	9,778
Acquired Intangible Assets, net	3,001	3,206
Deferred Income Taxes	5,751	5,592
Right Of Use Lease Asset	1,766	-
Other Assets	738	787

TOTAL OTHER ASSETS	21,206	19,363

TOTAL ASSETS	$47,089	$44,167

CURRENT LIABILITIES
Short Term Debt	$4,051	$2,016
Accounts Payable	5,215	3,252
Short Term Lease Liability	423	-
Accrued Expenses and Other Current Liabilities	2,967	6,083
Deferred Revenue	207	103

TOTAL CURRENT LIABILITIES	12,863	11,454

LONG TERM LIABILITIES
Long Term Lease Liability	1,350	-
Other Long Term Liabilities	96	115
Deferred Tax Liability	628	616

TOTAL LONG TERM LIABILITIES	2,074	731

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred Stock, $.01 par value, 2,000,000 shares authorized, none issued	-	-
Common Stock, $.01 par value, 75,000,000 shares authorized, 34,488,852 and 34,393,252 shares issued, 21,300,252 and 21,205,251 shares outstanding	345	344
Additional Paid in Capital	48,687	48,479
Retained Earnings	7,212	7,556
Treasury Stock at Cost, 13,188,601 and 13,188,601 shares, respectively	(24,509)	(24,509)
Accumulated Other Comprehensive Income	417	112

TOTAL SHAREHOLDERS’ EQUITY	32,152	31,982

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$47,089	$44,167

CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands, unaudited)

	For the Three Months
	Ended March 31
	2019	2018

CASH FLOWS USED BY OPERATING ACTIVITIES
Net Income/(Loss)	$(344)	$374
Adjustments to reconcile net income/(loss) to net cash used by operating activities:
Depreciation and Amortization	549	626
Amortization of Debt Issuance Fees	16	19
Share-based Compensation Expense	209	188
Deferred Rent	(6)	5
Deferred Income Taxes	(159)	37
Provision for Doubtful Accounts	18	(1)
Inventory Reserves	47	19
Changes in Assets and Liabilities, Net of Acquisition:
Accounts Receivable	(3,456)	(1,574)
Inventories	(916)	(524)
Prepaid Expenses and Other Assets	792	(507)
Accounts Payable	1,888	(255)
Payment of Contingent Consideration	(772)	-
Accrued Expenses and Other Liabilities	(1,235)	635

Net Cash Used by Operating Activities	(3,369)	(958)

CASH FLOWS USED BY INVESTING ACTIVITIES
Capital Expenditures	(128)	(199)
Acquisition of Business, Net of Cash Acquired	(426)	(811)

Net Cash Used by Investing Activities	(554)	(1,010)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
Revolver Borrowings	9,788	10,603
Revolver Repayments	(7,715)	(9,191)
Term Loan Repayments	(38)	(38)
Payment of Contingent Consideration	(782)	-
Proceeds from Exercise of Stock Options	-	288

Net Cash Provided by Financing Activities	1,253	1,662

Effect of Exchange Rate Changes on Cash and Cash Equivalents	112	88
NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,558)	(218)

Cash and Cash Equivalents, at Beginning of Period	5,015	2,458

CASH AND CASH EQUIVALENTS, AT END OF PERIOD	$2,457	$2,240

SUPPLEMENTAL INFORMATION:
Cash Paid During the Period for Interest	$41	$36
Cash Paid During the Period for Income Taxes	$26	$9

NET REVENUE AND GROSS PROFIT BY SEGMENT

(In thousands, Unaudited)

	Three months ended March 31
	Revenue		% of Revenue		Change
	2019	2018	2019	2018	Amount	Pct.
Network Solutions	$5,758	$5,511	44.2%	41.5%	$247	4.5%
Test and Measurement	3,030	3,763	23.3%	28.4%	(733)	-19.5%
Embedded Solutions	4,244	3,990	32.6%	30.1%	254	6.4%
Total Net Revenues	$13,032	$13,264	100.0%	100.0%	$(232)	-1.7%

	Three months ended March 31
	Gross Profit		Gross Profit %		Change
	2019	2018	2019	2018	Amount	Pct.
Network Solutions	$2,389	$2,442	41.5%	44.3%	$(53)	-2.2%
Test and Measurement	1,569	1,845	51.8%	49.0%	(276)	-15.0%
Embedded Solutions	1,769	1,981	41.7%	49.6%	(212)	-10.7%
Total Gross Profit	$5,727	$6,268	43.9%	47.3%	$(541)	-8.6%

RECONCILIATION OF NET INCOME TO NON-GAAP EBITDA AND NON-GAAP ADJUSTED EBITDA

(In thousands, Unaudited)

	Three Months Ended
	March 31
	2019	2018

GAAP Net Income/(Loss), as reported	$(344)	$374
Tax Provision/(Benefit)	(138)	56
Depreciation and Amortization Expense	549	626
Interest Expense	115	92
Non-GAAP EBITDA	182	1,148
Stock Compensation Expense	209	188
ASC 606 Adjustment	-	188
Integration Expenses	-	48
Inventory Recovery	(2)	(8)
FX (Gain)/Loss	(35)	48
Non-GAAP Adjusted EBITDA	$354	$1,612